Exhibit 10.3

ELLEN JOHNSON Senior Vice President & Treasurer Tel: (212) 704-1222 Fax: (212) 704-2229 ejohnson@interpublic.com

As of June 22, 2005

To the banks, financial institutions
    and other institutional lenders
    (collectively, the "Lenders")
    parties to the Credit Agreement
    referred to below and to Citibank, N.A.,
    as agent (the "Agent") for the Lenders

Ladies and Gentlemen:

     We refer to the 364-Day Credit Agreement, dated as of May 10, 2004, as amended as of September 29, 2004 and March 31, 2005 (the “Credit Agreement”) and the letter dated as of March 31, 2005 relating to the waiver by the Lenders of certain breaches, defaults or events of default (or potential breaches, defaults or events of default) under the Credit Agreement (the “March 31 Waiver Letter”), each among The Interpublic Group of Companies, Inc., a Delaware corporation (the "Company"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement (collectively, the "Lenders") and Citibank, N.A., as administrative agent (the "Agent") for the Lenders. Capitalized terms used but not defined herein are used with the meanings given to those terms in the Credit Agreement.

     A.    Filing Events

     We have advised you that the Company would be unable (a) to complete the preparation of, and to deliver, the audited financial statements of the Company and its Consolidated Subsidiaries for the fiscal year ended December 31, 2004 by April 5, 2005, and to file with the Securities and Exchange Commission (“SEC”) its annual report for the same period on Form 10-K, by March 16, 2005 (the “2004 Filing Event”), (b) to complete the preparation of, and to deliver, the unaudited financial statements of the Company and its Consolidated Subsidiaries for the fiscal quarter ending March 31, 2005 by May 20, 2005, and to file with the SEC its quarterly report for such period on Form 10-Q, by May 10, 2005 (the “First Quarter Filing Event”) and (c) to complete the preparation of, and to deliver, the unaudited financial statements of the Company and its Consolidated Subsidiaries for the fiscal quarter ending June 30, 2005 by August 20, 2005 and to file with the SEC by August 9, 2005 its quarterly report for such period on Form 10-Q (the “Second Quarter Filing Event” and together with the 2004 Filing Event and the First Quarter Filing Event, the “Filing Events”). Any or all of the Filing Events may constitute a breach of the Company’s obligations under Sections 5.01(h)(ii) and 5.01(h)(i) of the Credit Agreement, respectively. The Filing Events may also constitute a breach of Sections 5.01(a), 5.01(f) and other provisions of the Credit Agreement and may result in a breach of the other credit or ISDA agreements entered into by the Company and/or its Consolidated Subsidiaries, each of which may constitute a Default under the Credit Agreement. Furthermore, the Filing Events may result in the Company’s inability to make the representation and warranty contained in the last sentence of Section 4.01(e).

     The Company requests that the Lenders waive until September 30, 2005 with respect to the Filing Events, any breach, Default and related Event of Default in connection with the matters described in the preceding paragraph and any conditions precedent to borrowing contained in Section 3.03 of the Credit Agreement to the extent that the Company’s inability to meet any such conditions relates to the Filing Events or any such breach, Default or Event of Default, in each case, solely to the extent related to the Filing Events.

     B.    Amendment of Financial Covenants

     We have also advised you that the Company may experience a decline in EBITDA for the rolling four quarters ending each of the first two quarters of the 2005 fiscal year. As a result of this decline, (x) the Company may be in violation of Sections 5.03(a), 5.03(b) and 5.03(c) of the Credit Agreement and (y) the Company may not be able to make the representation and warranty contained in the last sentence of Section 4.01(e) of the Credit Agreement in connection with Borrowings made on or after the date hereof. To avoid any such violation or misrepresentation, the Company requests that the Lenders amend Section 5.03, as set forth in the accompanying Amendment No. 3 to the Credit Agreement (the “Amendment”) by executing and delivering such amendment.

* * *

     The Credit Agreement, the Notes and the March 31 Waiver Letter (except as expressly superseded hereby) are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this letter agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

1114 Avenue of the Americas, New York, New York 10036 Tel: (212) 704-1222 Fax: (212) 704-2229

     Upon the effectiveness of this letter agreement and the accompanying amendment, each dated as of the date hereof, and the letter agreement and the accompanying amendment (the “Related Citibank Waiver and Amendment”), each dated as of the date hereof related to the 3-Year Credit Agreement by and among the Company, the Lenders and the Agent, dated as of May 10, 2004, the Company agrees to pay each Lender who has executed and delivered this letter agreement, the Amendment and the Related Citibank Waiver and Amendment a fee equal to 0.125% of such Lender’s Commitment. The Company also agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this letter agreement and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.

     This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this letter agreement by telecopier shall be effective as delivery of a manually executed counterpart of this letter agreement.

     In accordance with Section 9.01 of the Credit Agreement, this waiver will become effective as of the date when the Agent has received counterparts of this letter agreement executed by the Company and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this letter agreement.

     This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

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1114 Avenue of the Americas, New York, New York 10036 Tel: (212) 704-1222 Fax: (212) 704-2229

Please indicate your agreement with the foregoing (including the waivers requested herein) by having the enclosed duplicate copy of this letter agreement executed in the space provided below by a duly authorized representative and return the same to us.

THE INTERPUBLIC GROUP OF COMPANIES, INC. By: /s/ Ellen Johnson Title: Senior Vice President and Treasurer

1114 Avenue of the Americas, New York, New York 10036 Tel: (212) 704-1222 Fax: (212) 704-2229

Confirmed and Agreed:

CITIBANK, N.A.,

as Agent and as Lender

By: /s/ Carolyn A. Kee

Title: Vice President

JPMORGAN CHASE BANK

By: /s/ George Catallo

Title: Vice President

KEYBANK NATIONAL ASSOCIATION

By: /s/ Francis W. Lutz, Jr.

Title: Vice President

LLOYDS TSB BANK PLC

By: /s/ Nicholas J. Bruce

Title:  Vice President

By: /s/ Stuart Taylor

Title:  Senior Vice President

HSBC BANK USA

By: /s/ Robert Elms

Title: Vice President

ING BANK

By: /s/ Bill James

Title: Managing Director

ROYAL BANK OF CANADA

By: /s/ Dustin Craven

Title: Attorney-In-Fact

UBS LOAN FINANCE LLC

By: /s/ Wilfred V. Saint

Title: Director

By: /s/ Richard L. Tavrow

Title: Director

SUNTRUST BANK

By: /s/ Katherine L. Bass

Title: Vice President